                                                                                      Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Tracy Kessner
312-564-1467
tkessner@theprivatebank.com

For Immediate Release

PrivateBancorp Declares Quarterly Cash Dividend

CHICAGO, August 31, 2011 -- PrivateBancorp, Inc. (NASDAQ: PVTB) announced today its board of directors declared a quarterly cash dividend of $0.01 per share for the third quarter 2011 payable on September 30, 2011, to stockholders of record on September 16, 2011.  This dividend is unchanged from the prior quarterly dividend of $0.01 per share.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves.  As of June 30, 2011, the Company had 34 offices in 10 states and $12.1 billion in assets.  Our website is www.theprivatebank.com.

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